Exhibit 99.1

Premier People,

Products and Services

NEWS RELEASE

Premcor Inc. 1700 East Putnam Suite 400 Old Greenwich, CT 06870 203-698-7500 203-698-7925 fax

PREMCOR ANNOUNCES RECORD FOURTH QUARTER AND FULL YEAR 2004 RESULTS,

DECLARES FIRST QUARTER COMMON STOCK DIVIDEND

OLD GREENWICH, Connecticut, January 27, 2005—Premcor Inc. (NYSE: PCO) today reported net income from continuing operations (excluding special items) of $159.9 million, or $1.74 per share, for the fourth quarter ended December 31, 2004 and net income from continuing operations (excluding special items) of $497.5 million, or $5.75 per share, for the year ended December 31, 2004. These results compare to net income from continuing operations (excluding special items) of $13.1 million, or $.18 per share, for the fourth quarter of 2003 and net income from continuing operations (excluding special items) of $165.2 million, or $2.24 per share, for the year ended December 31, 2003.

Including the impact of special items and discontinued operations, Premcor reported net income of $153.4 million, or $1.67 per share, for the fourth quarter of 2004, compared to a net loss of $10.4 million, or $.14 per share, for the fourth quarter of 2003. For the year ended December 31, 2004, Premcor’s net income including special items and discontinued operations was $477.9 million, or $5.52 per share, compared to net income of $116.6 million, or $1.58 per share, for the year ended December 31, 2003.

The company believes the special items shown below are not indicative of its core operating performance. The company’s Board of Directors typically excludes these items and stock option compensation expense in determining incentive compensation. A reconciliation of net income before special items and discontinued operations to the company’s net income (loss) reported in accordance with generally accepted accounting principles is as follows (in millions, except per share amounts, unaudited):

	Fourth quarter ended December 31,
	2004		2003
	Net Income (Loss)	Per Share	Net Income (Loss)	Per Share
Net income from continuing operations, excluding special items	$159.9	$1.74	$13.1	$0.18
Special items:
Refinery restructuring and other charges, net of $3.6 and $7.4 tax benefit (1)	(5.5)	(0.06)	(12.5)	(0.17)
Loss on extinguishment of debt, net of nil and $6.4 tax benefit	—	—	(10.7)	(0.15)

Net income (loss) from continuing operations	154.4	1.68	(10.1)	(0.14)
Net loss from discontinued operations	(1.0)	(0.01)	(0.3)	—

Net income (loss) available to common stockholders	$153.4	$1.67	$(10.4)	$(0.14)

(1)	Fourth quarter of 2004 included a pretax charge totaling $9.1 million related to environmental charges and other non-operating costs. Fourth quarter amounts in 2003 included pretax charges related to the relocation of the company’s St. Louis office to its Connecticut headquarters ($5.7 million), environmental remediation and litigation costs associated with closed facilities ($10.0 million), and additional closure costs and asset write-offs for the Hartford and Blue Island refineries ($4.2 million).

	Full Year 2004		Full Year 2003
	Net Income (Loss)	Per Share	Net Income (Loss)	Per Share
Net income from continuing operations, excluding special items	$497.5	$5.75	$165.2	$2.24
Special items:
Refinery restructuring and other charges net of $7.7 and $14.3 tax benefit (1)	(11.8)	(0.14)	(24.2)	(0.33)
Loss on extinguishment of debt net of $1.4 and $10.3 tax benefit	(2.2)	(0.03)	(17.2)	(0.23)

Net income from continuing operations	483.5	5.58	123.8	1.68
Loss from discontinued operations	(5.6)	(0.06)	(7.2)	(0.10)

Net income available to common stockholders	$477.9	$5.52	$116.6	$1.58

(1)	Full year amounts in 2004 included a pretax charge totaling $19.5 million, consisting of $7.3 million related to the relocation of the company’s St. Louis general office to its Connecticut headquarters, $3.1 million related to non-operating assets and $9.1 million related to environmental charges. Full year amounts in 2003 included pretax charges related to the relocation of the company’s St. Louis office to its Connecticut headquarters ($7.5 million), environmental remediation and litigation costs associated with closed facilities ($10.2 million), and closure and asset write-offs related to the sale of the Hartford refinery assets and closure of the Blue Island refinery ($20.8 million).

Jefferson F. Allen, Premcor’s Chief Executive Officer, said, “Our record earnings for the quarter reflected to a large degree Premcor’s ability to capture the wider price differentials between light low-sulfur crude oil and heavy high-sulfur crude oil processed at our Port Arthur and Delaware City refineries. While the basic sweet crude oil refining margins were seasonally good during the fourth quarter, the real story was in the light-heavy crude oil spreads. The Maya/WTI differential averaged more than $16 per barrel during the period, and the Arab Medium/WTI differential averaged more than $9 per barrel. The combination of worldwide crude production becoming heavier and higher-sulfur; increasing demand for light low-sulfur crude oil; limited heavy high-sulfur crude oil refining capacity; and tightening environmental standards for products in many major global markets has led to a strong environment for high-conversion, pure-play refiners.”

Concerning the full year 2004, Allen said, “The successful acquisition and integration of the Delaware City refinery during the year has given us local production capability in the product-short East Coast market and enhanced the quality and diversity of our asset base. Delaware City’s ability to process Arab medium and heavy crude oils has increased Premcor’s heavy high-sulfur refining capacity to over 55% of our total. With four quarters of strong earnings and cash flows, we ended 2004 with a dramatically improved balance sheet and improved liquidity despite heavy capital spending during the year. At December 31, we had over $800 million in cash, over $500 million in available credit under our bank facility, and a debt-to-capitalization ratio of approximately 46%. The Company is in its strongest financial shape ever, and is in a good position to both fund its capital program and take advantage of whatever growth opportunities the market may bring.”

Regarding the company’s operations, Allen commented, “Our refineries ran well during the quarter. However, fourth quarter results were limited by scheduled turnaround maintenance at the Delaware City refinery’s cat cracker. That turnaround began on September 25 and ended on November 17, for a total downtime of 54 days. The turnaround extended 14 days past the original plan due to more extensive repairs being completed. For the fourth quarter, the Port Arthur, Lima, Memphis and Delaware City refineries averaged 258,000, 148,000, 150,000, and 167,000 barrels per day of total throughput, respectively.”

Looking ahead, Allen said, “The light-heavy spreads remain wide as we head into the first quarter, with the Maya/WTI spread over $16 per barrel and the Arab Medium/WTI spread over $10 per barrel. However, our ability to capitalize on these wide differentials will be limited by scheduled plant-wide turnaround maintenance at our Port Arthur refinery. The crude unit, coker and hydrocracker were all shut down the first week of January, and we expect these units to be back on-line in early February. Scheduled maintenance on the Port Arthur cat cracker and alkylation units will be performed in February and March. Throughput rates, including intermediate feedstocks, for the entire first quarter should average approximately as follows: Port Arthur at 150,000 to 160,000 bpd; Lima at 145,000 to 155,000 bpd; Memphis at 150,000 to 160,000 bpd; and Delaware City at 175,000 to 185,000 bpd.”

Premcor also announced today that its Board of Directors has declared a dividend of $.02 per share payable on March 15 to shareholders of record on March 1.

The company’s regular quarterly conference call concerning the quarter and full year results will be webcast live today at 11:00 a.m. Eastern Time on the Investor Relations section of the Premcor Inc. website at www.premcor.com. Slides for the conference call will also be available on the Investor Relations section of our website.

Premcor Inc. is one of the largest independent petroleum refiners and marketers of unbranded transportation fuels and heating oil in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the company’s current expectations with respect to future market conditions, future operating results, the future performance of its refinery operations, and other plans. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, operational difficulties, varying market conditions, potential changes in gasoline, crude oil, distillate, and other commodity prices, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the company and its subsidiary, The Premcor Refining Group Inc., including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.

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Contacts:

Premcor Inc.

Karyn Ovelmen, (203) 698-5669 (Media/Investors)

Colin Murray, (203) 698-5921 (Investors)

Premcor Inc. and Subsidiaries

Earnings Release

	Three months ended December 31,		Twelve months ended December 31,
(in millions except per share amounts, unaudited)	2004	2003*	2004	2003*
Net sales and operating revenues	$4,801.7	$2,256.1	$15,334.8	$8,803.9
Cost of sales	4,173.0	2,016.5	13,287.2	7,719.2
Gross margin	628.7	239.6	2,047.6	1,084.7
Operating expenses	255.7	138.5	819.4	524.9
General and administrative expenses	38.4	17.8	130.9	67.1
Stock-based compensation	5.0	4.4	19.7	17.6
Depreciation and amortization	42.5	29.1	153.9	106.2
Restructuring and other charges	9.1	19.9	19.5	38.5

Operating income	278.0	29.9	904.2	330.4
Interest and finance expense, net	(31.6)	(30.2)	(128.3)	(115.1)
Loss on extinguishment of debt	—	(17.1)	(3.6)	(27.5)
Income tax (provision) benefit	(92.0)	7.3	(288.8)	(64.0)

Income (loss) from continuing operations	154.4	(10.1)	483.5	123.8
Loss from discontinued operations, net of tax	(1.0)	(0.3)	(5.6)	(7.2)

Net income (loss)	$153.4	$(10.4)	$477.9	$116.6

Net income (loss) per common share (fully-diluted):
Income (loss) from continuing operations	$1.68	$(0.14)	$5.58	$1.68
Discontinued operations	(0.01)	—	(0.06)	(0.10)

Net income (loss)	$1.67	$(0.14)	$5.52	$1.58

Weighted average common shares outstanding (in millions)	91.6	74.1	86.5	73.6

*	Revenues and cost of sales in 2003 have been reclassified to reflect the 4th quarter 2003 application of EITF 03-11. The reclassification had no effect on previously reported operating income or net income.

	December 31,
	2004	2003
Summarized Balance Sheet Information
Cash and short-term investments:
Premcor Inc.	$143.1	$52.8
Premcor USA Inc.	1.0	1.2
The Premcor Refining Group Inc.	609.2	378.6

Consolidated cash and short-term investments	753.3	432.6
Cash restricted for debt service	69.1	66.6
Other working capital	401.9	360.9
Total assets	5,689.6	3,715.3
Long-term debt, including current maturities:
Premcor USA Inc.	10.0	10.3
The Premcor Refining Group Inc.	1,817.5	1,441.8

Consolidated long-term debt	1,827.5	1,452.1
Total common stockholders’ equity	2,134.4	1,145.2

Premcor Inc. and Subsidiaries

Earnings Release

	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2004	2003	2004	2003
Selected Volumetric and Per Barrel Data

Production (Mbbls per day)	734.4	510.8	649.7	548.9
Crude unit throughput (Mbbls per day)	704.1	500.1	609.2	525.8
Total throughput (Mbbls per day)	721.8	508.6	638.7	541.6
Total throughput (millions of barrels)	66.4	46.8	233.8	197.7
Per barrel of total throughput:
Gross margin	$9.47	$5.12	$8.76	$5.49
Operating expenses	3.85	2.96	3.51	2.66

Market Indicators (dollars per barrel)
West Texas Intermediate, or “WTI” (sweet)	$48.29	$31.20	$41.41	$31.15
Crack Spreads:*
Gulf Coast 2/1/1	4.85	3.59	5.81	4.06
Chicago 3/2/1	4.86	4.66	7.52	6.39
NYH RFG 3/2/1 (since May 1, 2004)	5.72	**	7.97	**
Crude Oil Differentials:
WTI less Maya (heavy sour)	16.07	6.85	11.45	6.87
WTI less Arab Medium (since May 1, 2004)	9.02	**	7.11	**
WTI less WTS (light sour)	5.60	2.38	3.96	2.73
WTI less Dated Brent (foreign)	4.40	1.74	3.22	2.31
Natural Gas (per mmbtu)	6.10	4.94	5.73	5.36

*	Per barrel margin indicator for the conversion of crude oil into finished products. The first number represents the number of barrels of West Texas Intermediate crude oil, priced at Cushing, Oklahoma. The second and third numbers represent the number of barrels of gasoline, conventional unless otherwise stated, and high sulfur diesel fuel produced, priced in their respective regional market.

**	Not meaningful

Premcor Inc. and Subsidiaries

Earnings Release

	Three months ended December 31, 2004
Selected Refinery Data (unaudited)	Port Arthur	Lima	Memphis	Delaware City	Price Risk Results	Total
Operating results (dollars in millions):
Gross margin:
Gulf Coast 2/1/1	$114.9	$—	$66.9	$—	$—	$181.8
Chicago 3/2/1	—	66.1	—	—	—	66.1
NYH RFG 3/2/1	—	—	—	87.5	—	87.5
Throughput differentials to benchmark	352.9	(12.2)	(13.6)	135.9	—	463.0
Product differentials to benchmark	(105.6)	14.4	23.2	(99.0)	—	(167.0)
Price risk results	—	—	—	—	(2.7)	(2.7)

Realized gross margin	362.2	68.3	76.5	124.4	(2.7)	628.7
Operating expenses	(96.0)	(38.3)	(35.2)	(86.2)	—	(255.7)

Net refining margin	$266.2	$30.0	$41.3	$38.2	$(2.7)	$373.0

Depreciation and amortization	$20.8	$6.2	$4.0	$8.0	$—	$39.0

Per barrel of throughput (in dollars):
(Based on total throughput data shown on following page)
Gross margin:
Gulf Coast 2/1/1	$4.85	$—	$4.85	$—	$—	$2.74
Chicago 3/2/1	—	4.86	—	—	—	1.00
NYH RFG 3/2/1	—	—	—	5.72	—	1.32
Throughput differentials to benchmark	14.89	(0.90)	(0.99)	8.88	—	6.97
Product differentials to benchmark	(4.46)	1.06	1.68	(6.47)	—	(2.52)
Price risk results	—	—	—	—	(0.04)	(0.04)

Realized gross margin	15.28	5.02	5.54	8.13	(0.04)	9.47
Operating expenses	(4.05)	(2.81)	(2.55)	(5.63)	—	(3.85)

Net refining margin	$11.23	$2.21	$2.99	$2.50	$(0.04)	$5.62

Depreciation and amortization	$0.88	$0.46	$0.29	$0.52	$—	$0.59

Calculation Methodology:

Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is the actual delivered cost of refinery feedstocks and a daily valuation of actual refinery production at market. Since crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced, our actual results may significantly vary from those that would be determined with reference to benchmark market indicators. We manage this inherent price risk on a total Company basis and may purchase futures contracts that correspond volumetrically with all or a portion of our fixed price purchase and sale commitments. As a result, we have separately identified the financial effects of this price risk, net of any risk mitigation activities, under the caption “price risk results”. Also included in the price risk results are our forward sale of crack spreads. As a result of this methodology, together with certain necessary allocations, the individual refinery realized gross margins presented here do not reflect the results that would be reported if separately accounted for in accordance with GAAP. The Company believes that this individual refinery and price risk information is helpful in understanding our overall operating results.

Premcor Inc. and Subsidiaries

Earnings Release

	Twelve months ended December 31, 2004
Selected Refinery Data (unaudited)	Port Arthur	Lima	Memphis	Delaware City	Price Risk Results	Total
Operating results (dollars in millions):
Gross margin:
Gulf Coast 2/1/1	$504.3	$—	$325.9	$—	$—	$830.2
Chicago 3/2/1	—	362.3	—	—	—	362.3
NYH RFG 3/2/1	—	—	—	339.7	—	339.7
Throughput differentials to benchmark	859.7	(39.8)	(48.0)	283.3	—	1,055.2
Product differentials to benchmark	(317.2)	(28.8)	86.7	(247.8)	—	(507.1)
Price risk results	—	—	—	—	(32.7)	(32.7)

Realized gross margin	1,046.8	293.7	364.6	375.2	(32.7)	2,047.6
Operating expenses	(343.3)	(130.8)	(138.7)	(206.6)	—	(819.4)

Net refining margin	$703.5	$162.9	$225.9	$168.6	$(32.7)	$1,228.2

Depreciation and amortization	$73.4	$32.1	$15.5	$20.1	$—	$141.1

Per barrel of throughput (in dollars):
(Based on total throughput data shown on following page)
Gross margin:
Gulf Coast 2/1/1	$5.81	$—	$5.81	$—	$—	$3.55
Chicago 3/2/1	—	7.52	—	—	—	1.55
NYH RFG 3/2/1	—	—	—	7.97	—	1.45
Throughput differentials to benchmark	9.90	(0.83)	(0.86)	6.64	—	4.51
Product differentials to benchmark	(3.65)	(0.60)	1.55	(5.82)	—	(2.17)
Price risk results	—	—	—	—	(0.14)	(0.14)

Realized gross margin	12.06	6.09	6.50	8.79	(0.14)	8.76
Operating expenses	(3.96)	(2.71)	(2.47)	(4.85)	—	(3.51)

Net refining margin	$8.10	$3.38	$4.03	$3.94	$(0.14)	5.25

Depreciation and amortization	$0.85	$0.67	$0.28	$0.47	$—	$0.60

Calculation Methodology:

Although the Company manages its refinery business, including feedstock acquisition and product marketing, on an integrated basis, for analytical purposes the business results shown here have been allocated to the individual refineries. The foundation for determining realized gross margin by refinery is the actual delivered cost of refinery feedstocks and a daily valuation of actual refinery production at market. Since crude oil is often purchased and priced well in advance of the time that it is consumed and the value of refinery production can be fixed before or after it is produced, our actual results may significantly vary from those that would be determined with reference to benchmark market indicators. We manage this inherent price risk on a total Company basis and may purchase futures contracts that correspond volumetrically with all or a portion of our fixed price purchase and sale commitments. As a result, we have separately identified the financial effects of this price risk, net of any risk mitigation activities, under the caption “price risk results”. Also included in the price risk results are our forward sale of crack spreads. As a result of this methodology, together with certain necessary allocations, the individual refinery realized gross margins presented here do not reflect the results that would be reported if separately accounted for in accordance with GAAP. The Company believes that this individual refinery and price risk information is helpful in understanding our overall operating results.

Premcor Inc. and Subsidiaries

Earnings Release

	Three months ended December 31, 2004					Twelve months ended December 31, 2004
Selected Volumetric Data (in thousands of barrels per day, unaudited)	Port Arthur	Lima	Memphis	Delaware City	Total	Port Arthur	Lima	Memphis	Delaware City (1)	Total
Throughput:
Crude unit throughput	256.8	145.7	140.8	160.8	704.1	225.9	131.0	141.2	111.1	609.2
Other throughputs	0.7	2.2	9.0	5.8	17.7	11.3	0.8	12.0	5.4	29.5

Total throughput	257.5	147.9	149.8	166.6	721.8	237.2	131.8	153.2	116.5	638.7

Total throughput, in millions of barrels	23.7	13.6	13.8	15.3	66.4	86.8	48.2	56.1	42.6	233.8

Production (2):
Light products:
Conventional gasoline	100.6	66.2	55.5	49.4	271.7	90.2	56.5	62.1	36.7	245.5
Premium and reformulated gasoline	23.0	20.1	11.6	16.2	70.9	22.1	19.9	10.6	17.7	70.3
Diesel fuel	74.9	23.4	44.7	37.4	180.4	62.9	19.0	44.2	24.0	150.1
Jet fuel	20.2	22.7	30.7	24.6	98.2	22.1	20.5	25.8	16.9	85.3
Other products / blendstocks, net	17.4	13.4	1.8	27.0	59.6	21.7	12.7	4.9	12.3	51.6

Total light products	236.1	145.8	144.3	154.6	680.8	219.0	128.6	147.6	107.6	602.8
Solid by products / residual oil	35.2	5.3	5.1	8.0	53.6	30.4	4.6	5.3	6.6	46.9

Total production	271.3	151.1	149.4	162.6	734.4	249.4	133.2	152.9	114.2	649.7

(1)	We acquired the Delaware City refinery effective May 1, 2004 and the total throughput for the twelve months ended December 31, 2004 reflect 245 days of operations over that period. Total throughput averaged 174,100 bpd during the 245 days of operations in 2004.

(2)	Does not include produced fuel that is consumed in the refining or congeneration process.